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                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Registration Statement of Response USA, Inc. on Form S-3 of our report dated September 16, 1998 appearing in the Annual Report on Form 10-KSB for the fiscal year ended June 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

                                          DELOITTE & TOUCHE LLP
                                          /s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
October 5, 1998